EXHIBIT 10.9

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated as of the 25th day of April, 2000, by and between Southern Security Bank Corporation, a Delaware corporation (the "Company" or "Employer") and Harold L. Connell, (the "Executive").

                                   WITNESSETH:

         WHEREAS, Executive is willing to assist the directors of the Company in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. Employer employs Executive and Executive accepts employment upon the terms and conditions set forth in this Agreement.

     2. TERM. The term of employment of Executive under this Agreement shall be the one year period commencing on April 1, 2000 ("Commencement Date") and ending on March 31, 2001 ("Ending Date"). This Agreement shall automatically renew for one year on each anniversary date unless either party notifies the other, 60 days prior to Ending Date.

     3. COMPENSATION. The Company shall pay Executive a minimum annual base salary of $125,000, payable in semi-monthly installments immediately upon the Commencement Date. Salary payments shall be subject to withholding and other applicable taxes. Executive's salary will be reviewed annually for annual increases by the Company's Board of Directors.

     4. TITLE AND DUTIES. The Executive shall initially serve as Chairman, President, and CEO of the Company, subject to the continuing approval of the Board of Directors for the term of this Agreement. The Executive shall devote his efforts, skills, attention, and such time as he deems necessary to the business and affairs of the Company and shall serve the Company faithfully and competently and shall at all times act in the Company's best interest. Such supervisory and management responsibilities shall include those as delegated from the board of directors from time to time.

     5. EXTENT OF SERVICES. Executive shall devote such time, attention and energies to the business of Employer as in necessary to accomplish his duties. Also, recognition is given to the fact that Executive is expected on occasion to participate in client development after normal business hours. Executive shall notify Employer of any significant participation by him in any trade association or similar organization and the Board of Directors shall approve in advance Executive's service as a director of any entity or organization.

     6. WORKING FACILITIES. Executive shall have such assistants, perquisites, facilities and services as are suitable to his position and appropriate for the performance of his duties.

     7. EXPENSES. Executive may incur reasonable expenses for promoting the business of the Employer, including expenses for entertainment, travel, and similar items. Executive will be reimbursed for all such expenses upon Executive's periodic presentation of an itemized account of such expenditures.

     8. VACATIONS. Executive shall be entitled each year to a vacation in accordance with the personnel policy established by the Company's Board of Directors, during which time Executive's compensation shall be paid in full. Executive shall also be entitled to all paid holidays made generally available by the Company.

     9. ADDITIONAL COMPENSATION. As additional consideration paid to Executive, Executive shall be provided with:

         (a) health, hospitalization, and disability

         (b) Life Insurance

         (c) An automobile or an allowance for Executive's use of an automobile

         (d) Participation in an executive incentive bonus plan.

         (e) Vacation Days

         All the above additional compensation and benefits shall be in accordance with policies to be established by the Company's Board of Directors.

     10. STOCK OPTIONS. Executive is granted 125,000 shares at current market value of $0.35 per share to be vested 25,000 shares as of April 1, 2000 and the remaining 100,000 shares to be vested 33 1/3% at each year end exercisable for 5 years from date of vesting. Should executive not be employed by The Company for any reason all options must be exercised within 90 days of separation. In addition, Executive shall be entitled to participate in all employee and executive stock option plans implemented by the Company.

     11.  TERMINATION.  (a) In the  event  that the  Board of  Directors  of the
Company determines in its sole discretion to terminate the Executive's employment Without Cause prior to the Ending Date, the Executive shall be entitled to receive one year's salary, which payment shall be subject to withholding and other applicable taxes and shall be made simultaneously with such termination of this Agreement.

          (b) For Cause. This Agreement may be terminated by the Board of Directors of the Company without notice and without further obligation than for monies already paid, for any of the following reasons:

               (i)   Failure  of   Executive   to  follow   reasonable   written
          instructions or policies of the Board of Directors of the Company;

               (ii)  Receipt  by the  Company of  written  notice  from any bank regulatory agency having jurisdiction over the Company or the "Company" that such agency has criticized Executive's performance or his area of responsibility and Executive does not take timely action to remedy the situation;

               (iii) Gross negligence or willful misconduct of Executive materially damaging to the business of the Company or "Company" during the term of this Agreement, or at any time while he was employed by the Company prior to the term of this Agreement, if not disclosed to the Company prior to the commencement of the term of this Agreement; or

               (iv) Conviction of Executive during the term of this Agreement of a crime involving breach of trust or moral turpitude.

         In the event that the "Company" discharges Executive alleging "cause" under this Section 11(b) and it is subsequently determined judicially that the termination was "without cause," then such discharge shall be deemed a discharge without cause subject to the provisions of Section 11(c) hereof. In the event that the "Company" discharges Executive alleging "cause" under this Section 11(b), such notice of discharge shall be accompanied by a written and specific description of the circumstances alleging such "cause." The termination of Executive for "cause" shall not entitle the "Company" to enforcement of the non-competition and non-solicitation covenants contained in Section 13 hereof.

         (c)  Without Cause.

               (i) The "Company" may, upon thirty (30) days' written notice to Executive, terminate this Agreement without cause at any time during the term of this Agreement upon the condition that Executive shall be entitled, as liquidated damages in lieu of all other claims. The severance payments provided for in this Section 11(a) shall commence not later than thirty (30) days after the actual date of termination of employment of Executive.

               (ii) Executive may upon thirty (30 days' written notice to Employer terminate this Agreement without cause at any time during the term of this Agreement. In the event of termination of this Agreement by Executive, the "Company" shall have no further obligation to Executive than for monies paid.

     12. DEATH OR DISABILITY. In the event of Executive's death, Employer shall pay to Executive's designated beneficiary, or, if Executive has failed to designate a beneficiary, to his estate, an amount equal to Executive's base salary pursuant to Section 3 hereof for 90 days following date of death. Such compensation shall be in lieu of any other benefits provided hereunder, except that (i) the Executive's designated beneficiary or his estate, as the case may be, shall be entitled to the benefits hereof, and (ii) any benefit payable pursuant to Section 3 shall be prorated and made available to Executive in respect of any period prior to his death. The Company may maintain insurance on its behalf to satisfy in whole or in part the obligations of this Section 12.

     In the event of Executive's disability, as hereinafter defined, Employer shall pay to Executive the base salary then in effect through the end of the month in which Executive became disabled. Executive shall be deemed disabled if, by reason of physical or mental impairment, he is incapable of performing his duties hereunder for a period of 180 consecutive days.

     13. NON-COMPETITION AND NON-SOLICITATION. (a) Executive acknowledges that he has performed services or will perform services hereunder which directly affect Employer's business. Accordingly, the parties deem it necessary to enter into the protective agreement set forth below, the terms and condition of which have been negotiated by and between the parties hereto.

             (b) In the event of termination of employment under this Agreement by action of The Company pursuant to 11(c) (i) prior to the expiration of the term of this Agreement, Executive agrees with Employer that through the actual date of termination of the Agreement, and for a period of twelve (12) months after such termination date, Executive shall not, without the prior written consent of Employer, within the counties in which the Company operates either directly or indirectly, serve as an executive officer of any Bank, Bank holding company or other financial institution.

             (c) The covenants of Executive set forth in this Section 13 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Executive, and have also been made by Executive to induce Employer to enter into this Agreement. Each of the aforesaid covenants may be availed of or relied upon by Employer in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorney's fees) suffered by Employer arising out of any breach of the aforesaid covenants by Executive. The covenants of Executive set forth in this Section 13 are cumulative to each other and to all other covenants of Executive in favor of Employer contained in this Agreement and shall survive the termination of this Agreement for the purposes intended. Should any covenant, term, or condition contained in this Section 13 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties may request that such court judicially modify such unenforceable provision consistent with the intent of this Section 13 so that it shall be enforceable as modified, and in any event the invalidity of any provision of this Section 13 shall not affect the validity of any other provision in this
Section 13 or elsewhere in this Agreement.

     14. NOTICES. Any Notice required, permitted or desired to be delivered hereunder shall be deemed to be delivered when deposited in the United States mail, return receipt requested, addressed to the parties at the addresses first stated herein, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

     15. WAIVER OF BREACH. The waiver by Employer of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive. No waiver shall be valid unless in writing and signed by an authorized officer of Employer.

     16. SEVERABILITY. Invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

     17. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of Paragraphs are for convenience only, and neither limit nor amplify the provisions of the Agreement itself.

     18. ASSIGNMENT. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Executive under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed an original.

     20. OTHER INSTRUMENTS. The parties hereby covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the terms of this Agreement.

     21. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

     22. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto regarding employment of Executive, and supersedes and replaces any prior agreement relating thereto. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, this Agreement has been duly signed by the Executive and on behalf of the Company on the day and year first above written.

For the Company:

By:      /s/ Floyd D. Harper
         --------------------
         Floyd D. Harper, Vice President and Secretary

For the Executive:

         /s/Harold L. Connell